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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-3 of our report dated January 20, 2000, except as to Note 13 which is as of February 1, 2000, relating to the financial statements of TelCom Semiconductor, Inc., which appears in such Registration Statement. We also consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 20, 1999 relating to the financial statements, which appears in TelCom Semiconductor, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
February 18, 2000